UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2006

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

433 Hackensack Avenue, Hackensack, NJ 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (201) 968-0980

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01. OTHER EVENTS.

On May 16, 2006, Neurocrine Biosciences, Inc. (“Neurocrine”) announced that it received a communication from the U.S. Food and Drug Administration (the “FDA”) indicating that the FDA has determined that indiplon 5 mg and 10 mg capsules are approvable and the 15 mg XR tablets are not approvable at this time. Neurocrine stated that the FDA has indicated that they did not have an opportunity to review all the information submitted during the new drug application review cycles. Neurocrine stated that it will accept an offer from the FDA to discuss the applications in order to clarify and determine the next steps required to move indiplon towards full approval.

In 1998, we licensed indiplon from Wyeth Holdings Corporation and sublicensed it to Neurocrine. In December 2002, Neurocrine entered into a development and commercialization agreement with Pfizer for indiplon. We are entitled to a 3.5% royalty on worldwide net sales of indiplon, if any.

The preceding descriptions of Neurocrine’s communication with the FDA regarding indiplon are based on Neurocrine’s press release dated May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: May 17, 2006	By:	/s/ Leslie Hudson
Leslie Hudson
President and CEO